UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
___________________________

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)	May 23, 2005

NEW RIVER PHARMACEUTICALS INC.
(Exact name of Registrant as specified in charter)

Virginia	000-50851	54-1816479
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS employer identification no.)

1881 Grove Avenue, Radford, Virginia		24141
(Address of principal executive offices)		(Zip code)

Registrant’s telephone number, including area code		(540) 633-7978

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 — Other Events

Item 8.01.	Other Events.

On May 23, 2005, New River Pharmaceuticals Inc. (the “Company”) presented at the 2005 UBS Global Pharmaceuticals Conference. This presentation is attached hereto as Exhibit 99.1 and incorporated herein by reference. The Company issued a press release on May 23, 2005 with respect to this presentation, which press release is attached hereto as Exhibit 99.2 and incorporated herein by reference. During this presentation, management of the Company provided results from the Phase 3 trial on its lead investigational new drug candidate under development, NRP104.

This 45-center clinical study compared the efficacy, duration of action and incidence of adverse events of three doses of NRP104 to placebo in the treatment of Attention Deficit Hyperactivity Disorder (ADHD) in 285 patients aged 6 to 12 years old.

The primary efficacy endpoint in this study was the ADHD Rating Scale (ADHD-RS). The secondary endpoint was the Conners’ Parent Rating Scale (CPRS), assessed in the morning, afternoon and evening. The study results indicated that each of the NRP104 doses demonstrated robust efficacy when compared to placebo on both primary and secondary endpoints (p values <0.0001).

No unexpected adverse events in incidence or severity were observed in this study.

The Company’s other Phase 3 trial, a long-term safety study, is ongoing.

In January 2005, the Company reached an agreement to collaborate with Shire Pharmaceuticals Group plc (LSE: SHP; Nasdaq: SHPGY; TSX: SHQ) on the worldwide development and commercialization of NRP104.

Section 9 — Financial Statements and Exhibits

Item 9.01.	Financial Statements and Exhibits.

(c)	Exhibits.

99.1	Presentation made on May 23, 2005 by the Company at the 2005 UBS Global Pharmaceuticals Conference.

99.2	Press release issued on May 23, 2005 by the Company.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 23, 2005

NEW RIVER PHARMACEUTICALS INC.

By:	/s/ Randal J. Kirk
Randal J. Kirk
Chief Executive Officer and President

EXHIBIT INDEX

Exhibit Number	Exhibit

99.1	Presentation made on May 23, 2005 by the Company at the 2005 UBS Global Pharmaceuticals Conference.

99.2	Press release issued on May 23, 2005 by the Company.